UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 28, 2015

ACCURAY INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-33301	20-8370041
(Commission File Number)	(IRS Employer Identification No.)

1310 Chesapeake Terrace
Sunnyvale, California 94089

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (408) 716-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 28, 2015, the Compensation Committee (the “Committee”) of the Board of Directors of Accuray Incorporated (the “Company”) approved a Form of 2016 Market Stock Unit Grant Notice and Market Stock Unit Agreement (the “MSU Agreement”) to be used to set forth the terms of grants of market stock units to certain participants under the Company’s 2007 Incentive Award Plan (the “Plan”), including the Company’s named executive officers.

The MSU Agreement contemplates that there will be two performance periods specified by the Committee and that one half of the market stock units underlying the grant memorialized by the MSU Agreement will vest upon the Committee’s certification that the Company has achieved certain specified performance goals during the first performance period and the other half of the market stock units will vest upon the Committee’s certification that the Company has achieved certain specified performance goals during the second performance period.  Pursuant to the MSU Agreement, a participant will forfeit the unvested portion of the award in the event that the participant ceases to be an employee, consultant, or director of the Company for any reason prior to the award vesting in full or in the event that the Company fails to meet the specified performance goals for the performance period to which the vesting of such unvested market stock units is tied.

The description set forth in this Current Report on Form 8-K is a summary and is therefore qualified in its entirety by the complete text of the MSU Agreement attached hereto as Exhibit 99.1, and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Number	Description
99.1	Form of 2016 Market Stock Unit Grant Notice and Market Stock Unit Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCURAY INCORPORATED

Dated: October 2, 2015	By:	/s/ Alaleh Nouri
Alaleh Nouri
Senior Vice President, General Counsel & Corporate Secretary

EXHIBIT INDEX

Number	Description
99.1	Form of 2016 Market Stock Unit Grant Notice and Market Stock Unit Agreement